EXHIBIT 24.1

                        INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the use of Amendment No. 1 to the Registration Statement of CFI Mortgage Inc. on Form SB-2 under the Securities Act of 1933, as amended, of our report dated February 7, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus.


                                 /s/ Weinick Sanders Leventhal & Co., LLP
                                     Weinick Sanders Leventhal & Co., LLP
                                     Certified Public Accountants
                                     (Successor to the practice of
                                     Martin Leventhal & Company LLP
                                     Certified Public Accountants)


New York, New York
March 4, 1998